EXHIBIT 4

                            DATA GENERAL CORPORATION
                             CERTIFICATE OF INCREASE

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

         THE  UNDERSIGNED,  Ronald  L.  Skates  and Carl E.  Kaplan,  the
President   and   Secretary,   respectively,   of  Data  General Corporation,
a  corporation  organized  and existing  under the General Corporation Law of
the  State  of  Delaware   (the "Corporation"),  DO HEREBY  CERTIFY:

     FIRST: that, pursuant to authority expressly vested in the Board of Directors of the Corporation by the provisions of its Certificate of Incorporation, the Board of Directors adopted the following resolution:

              RESOLVED, that the number of shares constituting the Series A Junior Participating Preferred Stock, as previously designated by a Certificate of Designation filed October 20, 1986, is hereby increased to six hundred thousand (600,000) shares, and in connection therewith, the proper officer or officers of the Corporation are, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to file or cause to be filed the necessary certificate effecting such increase with the Secretary of State of the State of Delaware, to cause a copy thereof to be recorded in the office of the Recorder of New Castle County, Delaware, and to file with the proper state official of any state in which the Corporation is authorized to do business as a foreign corporation, such evidence of said increase or other instrument as may be required by the laws of such state.


     SECOND: that, pursuant to this resolution, the number of shares of preferred stock designated as "Series A Junior Participating Preferred Stock" is six hundred thousand (600,000) shares.

         IN WITNESS WHEREOF, this Certificate has been signed by the President of the Corporation this 26th day of November, 1997.


                                             DATA GENERAL CORPORATION

                                             By: ____/s/ Ronald L. Skates ______
                                                 Ronald L. Skates
                                                 President
ATTEST:

_______/s/ Carl E. Kaplan _________
Carl E. Kaplan
Secretary